Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you REVOLUTION ACCELERATION ACQUISITION CORP marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2021. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: https://cstproxy.com/revolutionaac/sm2021 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FOR THE SPECIAL MEETING IN LIEU OF THE 2021 ANNUAL MEETING OF THE STOCKHOLDERS OF REVOLUTION ACCELERATION ACQUISITION CORP (THE “SPECIAL MEETING”) To view the 2021 Proxy Statement, 2020 Annual Report and to attend the Annual Meeting, please go to: https://cstproxy.com/revolutionaac/sm2021 REVOLUTION ACCELERATION ACQUISITION CORP SPECIAL MEETING OF STOCKHOLDERS The undersigned appoints John K. Delaney as proxy, with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Revolution Acceleration Acquisition Corp held of record by the undersigned at the close of business on ,2021 at the Special Meeting to be held on , 2021, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING EACH AND EVERY NOMINEE TO THE BOARD OF DIRECTORS AND IN FAVOR EACH AND EVERY PROPOSAL SET FORTH ON THIS PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side ) Fiona P. Dias Serena Wolfe Peter Barris Angela Du Sven Strohband

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5,6, 7 AND 8.

1. **The Business Combination Proposal –** To approve the Agreement and Plan of Merger, dated as of February 23, 2021, by and among Revolution Acceleration Acquisition Corp (the "Company"), Pickup Merger Corp and Berkshire Grey, Inc., and approve the transactions contemplated thereby (such transactions, the "Business Combination"). FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **The Nasdaq Proposal –** To approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of shares of Class A common stock of the Company in connection with the Business Combination. FOR ☐ AGAINST ☐ ABSTAIN ☐

3. **The Charter Proposals –** To approve the proposed third amended and restated certificate of incorporation of the Company, which will replace the second amended and restated certificate of incorporation of the Company upon closing of the Business Combination. FOR ☐ AGAINST ☐ ABSTAIN ☐

4. **The Advisory Charter Proposals –** To approve, on a non-binding advisory basis, the following material differences between the second amended and restated certificate of incorporation and the third amended and restated certificate of incorporation: FOR ☐ AGAINST ☐ ABSTAIN ☐

   A. **Perpetual Existence, Name Change and SPAC Provisions —** To make the Company's corporate existence perpetual as opposed to the current Company's corporate existence, which is required to be dissolved and liquidated 24 months following the closing of the Company's initial public offering if it does not complete an initial business combination, to change the name of the Company from Revolution Acceleration Acquisition Corp to Berkshire Grey, Inc. and to remove from the second amended and restated certificate of incorporation the various provisions applicable only to special purpose acquisition companies. FOR ☐ AGAINST ☐ ABSTAIN ☐

   B. **Authorized Shares —** To increase the number of authorized shares of Company Class A common stock from 75,000,000 to 385,000,000. FOR ☐ AGAINST ☐ ABSTAIN ☐

   C. **Classified Board —** To provide that there shall be three classes of directors serving staggered terms, with the terms of Class I, Class II and Class III directors expiring at the annual meeting of stockholders to be held in 2022, 2023 and 2024, respectively, and each term expiring three years thereafter, in each case. FOR ☐ AGAINST ☐ ABSTAIN ☐

   D. **Removal of Ability to Act by Written Consent —** To provide that no action shall be taken by stockholders except at an annual or special meeting of the stockholders. FOR ☐ AGAINST ☐ ABSTAIN ☐

   E. **Voting Thresholds Charter Amendment —** To provide that certain amendments to provisions of the third amended and restated certificate of incorporation will require the approval of at least two-thirds of the Company's then-outstanding shares of capital stock entitled to vote on such amendment. FOR ☐ AGAINST ☐ ABSTAIN ☐

   F. **Voting Thresholds Bylaws Amendment —** To provide that certain amendments to the Company's bylaws will require the approval of at least two-thirds of the then-outstanding shares of capital stock entitled to vote on such amendment, provided that if the board of directors recommends such approval, such amendment will only require the approval of at least a majority of then-outstanding shares of capital stock entitled to vote on such amendment. FOR ☐ AGAINST ☐ ABSTAIN ☐

   G. **Opt-Out of DGCL 203 —** To provide that the Company shall not be governed by Section 203 of the General Corporation Law of the State of Delaware. FOR ☐ AGAINST ☐ ABSTAIN ☐

5. **The Incentive Plan Proposal –** To approve and adopt the 2021 Incentive Equity Plan of the Company, including the authorization of the initial share reserve thereunder. FOR ☐ AGAINST ☐ ABSTAIN ☐

6. **The Existing Director Election Proposal –** To elect the following five directors to serve on the Company's board of directors until the earlier of the closing of the Business Combination and the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death.

   (1) John K. Delaney
   (2) Stephen M. Case
   (3) Steven A. Museles
   (4) Phyllis R. Caldwell
   (5) Jason M. Fish

   FOR ALL Nominees listed to the left ☐ **FOR ALL EXCEPT** as marked per the Instruction below to the contrary ☐

   (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

7. **The Business Combination Director Election Proposal –** To elect the following seven directors to serve staggered terms on the Company's board of directors until, for Class I directors, the 2022, for Class II directors, the 2023 and, for Class III directors, the 2024 annual meetings of the stockholders, and until their respective successors are duly elected and qualified.

   (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below)

   Class I Directors:
   Fiona P. Dias
   Serena Wolfe

   Class II Directors:
   Peter Barris
   Angela Du
   Sven Strohband

   Class III Directors:
   Thomas Wagner
   John K. Delaney

   FOR ALL Nominees listed to the left ☐ **FOR ALL EXCEPT** as marked per the Instruction above to the contrary ☐

8. **The Adjournment Proposal –** To adjourn the special meeting in lieu of the 2021 annual meeting of the stockholders of the Company (the "Special Meeting") to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are insufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal, the Existing Director Election Proposal or the Business Combination Director Election Proposal, or if public stockholders have elected to redeem a number of shares such that the Company would have less than $5,000,001 of net tangible assets or would not satisfy the minimum cash condition required for the Business Combination. FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2021**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.